Exhibit 99.1
Mallinckrodt plc Reports Financial Results for Third Fiscal Quarter 2013

•	Third quarter net sales of $570 million, up 10.4%, versus prior-year quarter

•	Third quarter specialty pharmaceuticals net sales of $309 million rose 21.2%

•	Third quarter loss per share of $0.48; excluding specified items, adjusted earnings per share(1) of $0.49

•	Three year, $100 million to $125 million restructuring program announced

DUBLIN - August 9, 2013 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceuticals and global medical imaging business, today reported results for the third quarter of fiscal 2013, ended June 28, 2013.
Net sales were $570.0 million for the third fiscal quarter of 2013, an increase of 10.4%, compared with $516.3 million reported in the third quarter of fiscal 2012.
On a non-GAAP basis, adjusted net income(1) for the third fiscal quarter of 2013 was $28.4 million, compared with $50.6 million a year ago. Non-GAAP adjusted earnings per share were $0.49, compared with $0.88 in the same quarter a year ago. Third fiscal quarter 2013 adjusted net income, all net of tax, excludes the following items: $42.5 million of separation costs, $8.0 million of restructuring charges, $5.6 million of amortization expense, and a $0.2 million loss on discontinued operations.
On a GAAP basis, net income for the third fiscal quarter of 2013 decreased to a net loss of $27.9 million, or a loss of $0.48 per share, compared with net income of $33.2 million, or $0.58 per share, in the year-ago period. The net loss in the period reflects an increase in raw material costs, restructuring charges of $11.3 million, as well as $27.5 million of corporate build-out and $44.2 million of separation costs relating to Mallinckrodt's June 28, 2013 spin-off from Covidien plc (NYSE: COV). Separation costs include legal, accounting, tax, and other professional fees.
“Mallinckrodt's third quarter results, our first as an independent, publicly traded company, reflect our stated strategy to focus our resources on transitioning the business into a leading specialty pharmaceuticals company,” said Mark Trudeau, President and CEO of Mallinckrodt. “Our Specialty Pharmaceuticals segment posted strong increases in net sales and operating income, benefiting from the sale of higher-margin branded and generic pharmaceutical products. Looking forward, we are optimistic about Mallinckrodt's pipeline, which will enable us to bring to market important new drugs, further driving growth within our Specialty Pharmaceuticals segment. At the same time, we are committed to becoming more profitable by driving operating efficiencies throughout the Company. The restructuring program we are announcing today is part of that commitment.”
Gross profit was $265.8 million for the third fiscal quarter of 2013, compared with $243.2 million in the prior-year period, representing an increase of 9.3%. Gross profit, as a percentage of net sales for the quarter, was 46.6% for the quarter, versus 47.1%, a decline of 50 basis points, driven by higher raw material and production costs, offset by sales of higher-margin branded and generic Specialty Pharmaceuticals products.
Selling, general, and administrative (SG&A) expenses for the third fiscal quarter of 2013 were $166.9 million, compared with $137.2 million in the same period in 2012, an increase of 21.6%. SG&A expenses as a percentage of net sales were 29.3% in the third fiscal quarter of 2013, an increase from 26.6% during the third fiscal quarter of 2012, primarily reflecting corporate build-out costs.

Research and development (R&D) expenses for the third fiscal quarter of 2013 were $44.8 million, compared with $35.2 million in the prior-year period, an increase of 27.3%. R&D expenses in the quarter represented 7.9% of net sales, an increase from 6.8% for the same quarter of the prior year. The increase in R&D reflects the Company's continued investment in building a pipeline of new products, including advancing its branded pain product, MNK-155, into Phase 3 clinical trials and investing in its intrathecal portfolio.
Separation costs for the third fiscal quarter of 2013 were $44.2 million, compared with $7.2 million in the prior-year quarter. The increased costs were related to fees incurred in the quarter to complete the spin-off transaction.
Third-quarter adjusted EBITDA(1) was $90.2 million, versus $103.8 million for the prior-year period. The decline in adjusted EBITDA reflects the increase in revenues offset by the impact of higher raw material costs, corporate build-out expenses, and higher absolute spending in R&D. As a percentage of net sales, adjusted EBITDA in the third fiscal quarter of 2013 was 15.8%, compared with 20.1% in the prior-year period.
The tax rate for the period in both years was calculated on a carve-out basis of accounting, reflecting the business as historically managed as part of Covidien. The current year effective tax rate was negatively impacted by receiving only a $1.7 million tax benefit on $44.2 million of separation costs due to the tax-free status of the Company's separation from Covidien.
Nine-Month Fiscal 2013 Results
In the first nine months of fiscal 2013, net sales were $1,659.3 million, compared with $1,543.1 million in the first nine months of the prior year, which represents a 7.5% increase.
On a non-GAAP basis, adjusted net income was $123.9 million, compared with $155.7 million last year. Non-GAAP adjusted earnings per share were $2.15, compared with $2.70 last year.
On a GAAP basis, net income for the first nine months of fiscal 2013 decreased to $25.3 million, compared with $108.4 million for the same period in 2012. GAAP earnings per share were $0.44, compared with $1.88 last year.
Nine-month fiscal 2013 adjusted EBITDA was $280.3 million, versus $312.3 million in the first nine months of the prior year, a decline of 10.2%, reflecting the increase in revenues offset by impact of higher raw material costs, corporate build-out expenses, and higher absolute spending in R&D. As a percentage of net sales, adjusted EBITDA in the third quarter of fiscal 2013 was 16.9%, compared with 20.2% last year.
BUSINESS SEGMENT RESULTS
Specialty Pharmaceuticals Segment
Net sales in the Company's Specialty Pharmaceuticals segment for the third fiscal quarter of 2013 were $308.6 million, compared with $254.7 million in the prior-year period, representing a 21.2% increase. Net sales of Brands were $54.9 million, compared with $41.6 million last year, led by growth in EXALGO® (hydromorphone HCl) Extended-Release Tablets (CII). Sales of Generics and Active Pharmaceutical Ingredients (API) were $253.7 million, compared with $213.1 million last year, driven by growth across the product portfolio-most notably, methylphenidate HCl extended-release tablets, USP (CII) (“Methylphenidate ER”), the generic form of Concerta®.

Segment operating income in the quarter was $94.8 million, compared with $50.9 million last year, an increase of 86.2%. Segment operating margin was 30.7%, compared with 20.0% last year, reflecting growth in higher-margin product lines and portfolio additions, as well as operating leverage due to strong sales growth. Highlights for the quarter include the following:
Net sales of EXALGO were strong, at $34.2 million, compared with $24.5 million last year, up 39.6% over the third fiscal quarter of 2013, largely attributable to the launch of the 32mg dosage strength in September 2012. Year-to-date net sales total $92.2 million.
Net sales of Methylphenidate ER were $17.4 million in the third fiscal quarter. Year-to-date net sales total $88.3 million. Sales during the third fiscal quarter of 2013 reflect gradual pull-through of product in the channel.
Global Medical Imaging Segment
Net sales in the Company's Global Medical Imaging segment were $247.9 million, versus $246.7 million in the third fiscal quarter of 2012. Sales of Contrast Media and Delivery Systems (CMDS) were $138.9 million, compared with $129.0 million last year, largely reflecting a one-time fulfillment of a customer order. Sales in Nuclear Imaging were $109.0 million, compared with $117.7 million last year.
For the fiscal third quarter, operating income in the segment was $13.5 million, compared with $49.3 million last year. Operating margin was 5.4%, compared with 20.0% last year, reflecting the negative impact of higher raw material and production costs in Global Medical Imaging.

FISCAL 2013 OUTLOOK
Guidance Update: Based on the Company's year-to-date results and fiscal fourth quarter outlook, Mallinckrodt is updating the guidance for fiscal 2013 that was provided on May 3, 2013:

•	Total Mallinckrodt sales growth in the range of 8% to 10%, versus previous 7% to 11%

•	Specialty Pharmaceuticals segment sales growth of 22% to 25%, versus 21% to 25%

•	Global Medical Imaging segment sales decline of 5% to 8%, versus a decline of 3% to7%

•	Adjusted EBITDA margin of 17% to 19%, versus previous 17% to 21%

•	Fourth quarter 2013 effective tax rate of 27% to 30%, versus 28% to 32%

•	Capital expenditures are anticipated to remain in the range of $140 million to $160 million

Methylphenidate ER: Based on current sales and market share trends, the Company is raising its sales guidance on Methylphenidate ER to fall within the range of $135 million to $150 million, up from no less than $125 million previously provided.
EXALGO: Based on current sales trends and customer orders, the Company now expects sales for this product line to be no less than $115 million for fiscal 2013, versus its previous guidance of no less than $100 million.

RECENT DEVELOPMENTS
Restructuring Program: Mallinckrodt continues to refine its business, and anticipates restructuring activities to occur over the next three years in the amount of $100 million to $125 million. As the Company proceeds with specific actions under this restructuring program, it expects to recover the charges made within two years of each individual action.
MNK-795: On July 29, 2013, the Company announced that the U.S. Food and Drug Administration has accepted for filing the New Drug Application for MNK-795 and granted priority review. MNK-795 is a controlled-release oral formulation of oxycodone and acetaminophen that has been studied for the management of moderate to severe acute pain where the use of an opioid analgesic is appropriate. FDA priority review is a defined NDA review process used for drugs that, if approved, offer significant improvements in the safety or effectiveness of the treatment when compared to standard applications. If approved, MNK-795 would be a controlled-release oxycodone and acetaminophen combination medication that has immediate and extended release components. The dosage form was designed using Depomed's advanced Acuform® drug delivery technology with tamper-resistant properties.

CONFERENCE CALL AND WEBCAST
The Company will hold a conference call for investors on Friday, August 9, 2013, beginning at 8:30am/U.S. Eastern Daylight Time. This call can be accessed in three ways:
At Mallinckrodt's website: http://investor.mallinckrodt.com.
By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 877-415-3182. For participants outside the U.S., the dial-in number is 857-244-7325. The access code for all callers is 44964726.
Through an audio replay: A replay of the call will be available beginning at 10:30am/U.S. Eastern Daylight Time on August 9, 2013, and ending at 11:59pm/U.S. Eastern Daylight Time on August 23, 2013. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 51646528.

ABOUT MALLINCKRODT
Mallinckrodt is a leading global specialty pharmaceuticals and medical imaging business that develops, manufactures, markets, and distributes specialty pharmaceutical products and medical imaging agents. The Company's Specialty Pharmaceuticals segment includes branded and generic drugs, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide with a direct sales presence in roughly 50 countries and distribution in approximately 40 other countries. The Company's 2012 revenue totaled $2.1 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.
Concerta is a registered trademark of Alza Corporation.
Acuform is a registered trademark of Depomed, Inc.

(1)	NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted earnings per share, adjusted EBITDA and operational growth, which are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income represents net income, prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), excluding the after-tax effects related to separation costs; restructuring and related charges, net; amortization and discontinued operations. Adjusted earnings per share represent adjusted net income divided by the number of diluted shares.
Adjusted EBITDA represents GAAP net income before net interest, income taxes, depreciation and amortization, adjusted to exclude certain items. These items, if applicable, include discontinued operations; other income, net; separation costs; restructuring charges, net; immediately expensed up-front and milestone payments; acquisition-related costs; and non-cash impairment charges.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior year period. This measure is one of the performance metrics that determines management incentive compensation.
We have provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate our operating performance. In addition, we believe that they will be used by certain investors to measure our operating results. Management believes that presenting these non-GAAP measures provides useful information about our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting our business. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration, our ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities, customer concentration, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, our ability to successfully develop or commercialize new products, our ability to protect intellectual property rights, competition, our ability to integrate acquisitions of technology, products and businesses, product liability losses and other litigation liability, the reimbursement practices of a small number of large public or private issuers, complex reporting and payment obligation under healthcare rebate programs, changes in laws and regulations, conducting business internationally, foreign exchange rates, material health, safety and environmental liabilities, litigation and violations and information technology infrastructure. These and other factors are identified and described in more detail in the “Risk Factors” section of the Form 10 Registration Statement, as amended. We disclaim any obligation to update these forward-looking statements other than as required by law.

CONTACTS
John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Lynn Phillips
Manager, Media Relations
314-654-3263
lynn.phillips@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications
314-654-6595
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 28, 2013	Percent of Net sales	June 29, 2012	Percent of Net sales
Net sales (1)	$570.0	100.0%	$516.3	100.0%
Cost of sales	304.2	53.4	273.1	52.9
Gross profit	265.8	46.6	243.2	47.1
Selling, general and administrative expenses	166.9	29.3	137.2	26.6
Research and development expenses	44.8	7.9	35.2	6.8
Separation costs	44.2	7.8	7.2	1.4
Restructuring charges, net	11.3	2.0	5.0	1.0
Gain on divestiture	(0.8)	(0.1)	(0.8)	(0.2)
Operating income (loss)	(0.6)	(0.1)	59.4	11.5
Interest expense	(9.4)	(1.6)	(0.1)	—
Interest income	—	—	0.1	—
Other income, net	2.1	0.4	0.1	—
Income (loss) from continuing operations before income taxes	(7.9)	(1.4)	59.5	11.5
Provision for income taxes	19.8	3.5	24.4	4.7
Income (loss) from continuing operations	(27.7)	(4.9)	35.1	6.8
Loss from discontinued operations, net of income taxes	(0.2)	—	(1.9)	(0.4)
Net income (loss)	$(27.9)	(4.9)	$33.2	6.4

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.48)		$0.61
Loss from discontinued operations	—		(0.03)
Net income (loss)	(0.48)		0.58
Basic and diluted shares outstanding (2)	57.7		57.7

(1)	Includes related party net sales of $13.5 million and $14.9 million for the three months ended June 28, 2013 and June 29, 2012, respectively.
(2)	Basic and diluted earnings (loss) per share for all periods presented is calculated using the number of ordinary shares of Mallinckrodt outstanding immediately following the separation from Covidien.

MALLINCKRODT PLC
ADJUSTED EBITDA RECONCILIATIONS
(unaudited, in millions)

	Three Months Ended
	June 28, 2013	June 29, 2012
Net income (loss)	$(27.9)	$33.2
Adjustments:
Interest expense, net	9.4	—
Provision for income taxes	19.8	24.4
Depreciation expense	26.4	25.4
Amortization expense	8.9	6.8
Loss from discontinued operations, net of income taxes	0.2	1.9
Other income, net	(2.1)	(0.1)
Restructuring charges, net	11.3	5.0
Separation costs	44.2	7.2
Adjusted EBITDA	$90.2	$103.8
Percent of Net sales	15.8%	20.1%

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Three Months Ended
	Net income	Diluted net income (loss) per share (2)	June 29, 2012	Diluted net income (loss) per share (2)
GAAP	$(27.9)	$(0.48)	$33.2	$0.58
Adjustments (net of tax):
Separation costs	42.5	0.74	6.7	0.12
Restructuring, net (1)	8.0	0.14	4.6	0.08
Amortization expense	5.6	0.10	4.2	0.07
Loss from discontinued operations	0.2	—	1.9	0.03
As adjusted	$28.4	$0.49	$50.6	$0.88

(1)	Includes pre-tax accelerated depreciation of $0.8 million and $1.4 million for the three months ended June 28, 2013 and June 29, 2012, respectively.
(2)	Basic and diluted earnings (loss) per share for all periods presented is calculated using the number of ordinary shares of Mallinckrodt outstanding immediately following the separation from Covidien.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	June 28, 2013	June 29, 2012	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Generics and API	$253.7	$213.1	19.1%	(0.9)%	20.0%
Brands	54.9	41.6	32.0	—	32.0
	308.6	254.7	21.2	(0.7)	21.9
Global Medical Imaging
Contrast Media and Delivery Systems	138.9	129.0	7.7	(1.8)	9.5
Nuclear Imaging	109.0	117.7	(7.4)	0.4	(7.8)
	247.9	246.7	0.5	(1.0)	1.5

Related Party	13.5	14.9	(9.4)	—	(9.4)
Consolidated Net Sales	$570.0	$516.3	10.4%	(0.7)%	11.1%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	June 28, 2013	June 29, 2012	Percent change
Specialty Pharmaceuticals
Acetaminophen (API) products	$65.1	$54.3	19.9%
Oxycodone (API) and oxycodone-containing tablets	35.8	31.4	14.0
Hydrocodone (API) and hydrocodone-containing tablets	36.2	31.3	15.7
Other controlled substances	28.7	35.4	(18.9)
Methylphenidate HCl	17.4	—	—	(1)
Other	70.5	60.7	16.1
Generics and API	253.7	213.1	19.1
Exalgo	34.2	24.5	39.6
Intrathecal products	7.5	—	—	(1)
Other	13.2	17.1	(22.8)
Brands	54.9	41.6	32.0
Specialty Pharmaceuticals Total	$308.6	$254.7	21.2%

Global Medical Imaging
Optiray	$88.8	$88.2	0.7%
Optimark	12.3	11.9	3.4
Other	37.8	28.9	30.8
Contrast Media and Delivery Systems	138.9	129.0	7.7
Ultra-Technekow DTE	44.8	54.0	(17.0)
Octreoscan	21.8	20.0	9.0
Other	42.4	43.7	(3.0)
Nuclear Imaging	109.0	117.7	(7.4)
Global Medical Imaging Total	$247.9	$246.7	0.5%

(1) Not meaningful

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	June 28, 2013	Percent of segment Net sales	June 29, 2012	Percent of segment Net sales
Specialty Pharmaceuticals	$94.8	30.7%	$50.9	20.0%
Global Medical Imaging	13.5	5.4%	49.3	20.0%
Segment operating income	108.3		100.2
Unallocated amounts:
Corporate and allocated expenses	(43.7)		(20.4)
Intangible asset amortization	(8.9)		(6.8)
Restructuring and related charges, net (1)	(12.1)		(6.4)
Separation costs	(44.2)		(7.2)
Total operating income	$(0.6)		$59.4

(1)	Includes accelerated depreciation of $0.8 million and $1.4 million for the three months ended June 28, 2013 and June 29, 2012, respectively.

MALLINCKRODT PLC
CONDENSED COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	June 28, 2013	Percent of Net sales	June 29, 2012	Percent of Net sales
Net sales (1)	$1,659.3	100.0%	$1,543.1	100.0%
Cost of sales	886.5	53.4	811.6	52.6
Gross profit	772.8	46.6	731.5	47.4
Selling, general and administrative expenses	474.4	28.6	411.3	26.7
Research and development expenses	122.4	7.4	107.5	7.0
Separation costs	70.6	4.3	17.4	1.1
Restructuring charges, net	17.9	1.1	10.5	0.7
Gain on divestiture	(2.2)	(0.1)	(2.2)	(0.1)
Operating income	89.7	5.4	187.0	12.1
Interest expense	(9.6)	(0.6)	(0.4)	—
Interest income	0.1	—	0.4	—
Other income, net	2.3	0.1	0.8	0.1
Income from continuing operations before income taxes	82.5	5.0	187.8	12.2
Provision for income taxes	55.9	3.4	73.8	4.8
Income from continuing operations	26.6	1.6	114.0	7.4
Loss from discontinued operations, net of income taxes	(1.3)	(0.1)	(5.6)	(0.4)
Net income	$25.3	1.5	$108.4	7.0

Basic and diluted earnings per share:
Income from continuing operations	$0.46		$1.98
Loss from discontinued operations	(0.02)		(0.10)
Net income	0.44		1.88
Basic and diluted shares outstanding (2)	57.7		57.7

(1)	Includes related party net sales of $39.4 million and $42.8 million for the nine months ended June 28, 2013 and June 29, 2012, respectively.
(2)	Basic and diluted earnings (loss) per share for all periods presented is calculated using the number of ordinary shares of Mallinckrodt outstanding immediately following the separation from Covidien.

MALLINCKRODT PLC
ADJUSTED EBITDA RECONCILIATIONS
(unaudited, in millions)

	Nine Months Ended
	June 28, 2013	June 29, 2012
Net income	$25.3	$108.4
Adjustments:
Interest expense, net	9.5	—
Provision for income taxes	55.9	73.8
Depreciation expense	75.5	77.1
Amortization expense	26.6	20.3
Loss from discontinued operations, net of income taxes	1.3	5.6
Other income, net	(2.3)	(0.8)
Restructuring charges, net	17.9	10.5
Separation costs	70.6	17.4
Adjusted EBITDA	$280.3	$312.3
Percent of Net sales	16.9%	20.2%

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Nine Months Ended
	Net income	Diluted net income (loss) per share (2)	Net income	Diluted net income (loss) per share (2)
GAAP	$25.3	$0.44	$108.4	$1.88
Adjustments (net of tax):
Separation costs	67.6	1.17	16.2	0.28
Restructuring, net (1)	13.1	0.23	12.8	0.22
Amortization expense	16.6	0.29	12.7	0.22
Loss from discontinued operations	1.3	0.02	5.6	0.10
As adjusted	$123.9	$2.15	$155.7	$2.70

(1)	Includes pre-tax accelerated depreciation of $2.1 million and $6.8 million for the nine months ended June 28, 2013 and June 29, 2012, respectively.
(2)	Basic and diluted earnings (loss) per share for all periods presented is calculated using the number of ordinary shares of Mallinckrodt outstanding immediately following the separation from Covidien.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Nine Months Ended
	June 28, 2013	June 29, 2012	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Generics and API	$763.9	$629.5	21.4%	(0.4)%	21.8%
Brands	149.3	116.8	27.8	—	27.8
	913.2	746.3	22.4	(0.3)	22.7
Global Medical Imaging
Contrast Media and Delivery Systems	378.5	409.3	(7.5)	(1.7)	(5.8)
Nuclear Imaging	328.2	344.7	(4.8)	(0.1)	(4.7)
	706.7	754.0	(6.3)	(1.0)	(5.3)

Related Party	39.4	42.8	(7.9)	—	(7.9)
Consolidated Net Sales	$1,659.3	$1,543.1	7.5%	(0.6)%	8.1%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Nine Months Ended
	June 28, 2013	June 29, 2012	Percent change
Specialty Pharmaceuticals
Acetaminophen (API) products	$169.8	$162.2	4.7%
Oxycodone (API) and oxycodone-containing tablets	121.0	101.5	19.2
Hydrocodone (API) and hydrocodone-containing tablets	105.2	102.8	2.3
Other controlled substances	85.7	90.1	(4.9)
Methylphenidate HCl	88.3	—	—	(1)
Other	193.9	172.9	12.1
Generics and API	763.9	629.5	21.4
Exalgo	92.2	63.6	45.0
Intrathecal products	20.8	—	—	(1)
Other	36.3	53.2	(31.8)
Brands	149.3	116.8	27.8
Specialty Pharmaceuticals Total	$913.2	$746.3	22.4%

Global Medical Imaging
Optiray	$243.3	$263.5	(7.7)%
Optimark	34.6	34.5	0.3
Other	100.6	111.3	(9.6)
Contrast Media and Delivery Systems	378.5	409.3	(7.5)
Ultra-Technekow DTE	141.7	153.0	(7.4)
Octreoscan	62.9	59.9	5.0
Other	123.6	131.8	(6.2)
Nuclear Imaging	328.2	344.7	(4.8)
Global Medical Imaging Total	$706.7	$754.0	(6.3)%

(1) Not meaningful

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Nine Months Ended
	June 28, 2013	Percent of segment Net sales	June 29, 2012	Percent of segment Net sales
Specialty Pharmaceuticals	$234.8	25.7%	$128.3	17.2%
Global Medical Imaging	81.5	11.5%	160.7	21.3%
Segment operating income	316.3		289.0
Unallocated amounts:
Corporate and allocated expenses	(109.4)		(47.0)
Intangible asset amortization	(26.6)		(20.3)
Restructuring and related charges, net (1)	(20.0)		(17.3)
Separation costs	(70.6)		(17.4)
Total operating income	$89.7		$187.0

(1)	Includes accelerated depreciation of $2.1 million and $6.8 million for the nine months ended June 28, 2013 and June 29, 2012, respectively.